                               PROXY STATEMENT
                           PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                           HECLA MINING COMPANY
               (Name of Registrant as Specified in Its Charter)

                          MICHAEL B. WHITE, SECRETARY
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):   N/A
[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
       14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[   ]  $500 per Each Party to the Controversy Pursuant to Exchange Act Rule
       14a-6(i)(3).
[   ]  Fee Computed on Table Below Per Exchange Act Rules 14a-6(i)(4)
       and 0-11.

  (1)  Title of Each Class of Securities to Which Transaction Applies:

  (2)  Aggregate Number of Securities to Which Transaction Applies:

  (3) Per Unit Price or Other Underlying Value of Transaction Computed Pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed Maximum Aggregate Value of Transaction:

  (5)  Total fee paid:

[   ]  Fee Paid Previously with Preliminary Materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)    Amount Previously Paid:

   (2)    Form, Schedule, or Registration Statement No:

   (3)    Filing Party:

   (4)    Date Filed:

                                                                  March 29, 1999



Dear Shareholder:


     You are cordially invited to attend the Annual Meeting of Shareholders of Hecla Mining Company, which will be held at the corporate offices, located at 6500 Mineral Drive in Coeur d'Alene, Idaho, on Friday, May 7, 1999, at 10 a.m., Pacific Daylight Time.

     The annual meeting will involve the election of three directors and the selection of auditors for 1999. In addition, reports of the Corporation's operations and other matters of interest will be made at the meeting. For information with respect to these matters, please refer to the Notice of Meeting and Proxy Statement which are enclosed. Your Board of Directors respectfully recommends that you vote to elect the directors nominated and vote to approve the auditors.

     It is important that your shares be represented at the meeting whether or not you are personally able to attend. You are therefore urged to complete, date and sign the accompanying proxy and mail it in the enclosed postage paid envelope as promptly as possible.

    Thank you for your cooperation.

                                 Sincerely,



                                 /s/ Arthur Brown
                                 --------------------------
                                 Arthur Brown
                                 Chairman, President and
                                  Chief Executive Officer

                              HECLA MINING COMPANY
                               6500 Mineral Drive
                         Coeur d'Alene, Idaho 83815-8788
                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  to be held on
                                   May 7, 1999

To the Shareholders of
HECLA MINING COMPANY:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hecla Mining Company (the "Corporation") will be held at the corporate offices located at 6500 Mineral Drive in the City of Coeur d'Alene, state of Idaho, on Friday, May 7, 1999, at 10 a.m., Pacific Daylight Time, for the following purposes:

     (1) To elect three members of the Board of Directors of the Corporation to serve for three-year terms or until their respective successors are elected and have qualified;

    (2) To consider and vote upon the selection of PricewaterhouseCoopers LLP as independent auditors of the Corporation for the fiscal year ending December 31, 1999; and

     (3) To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     The close of business on March 15, 1999, has been fixed as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and at any postponements or adjournments thereof. The stock transfer books of the Corporation will not be closed.

                                 By Order of the Board of Directors


                                 MICHAEL B. WHITE
                                 Secretary

March 29, 1999
-------------------------------------------------------------------------------

     Whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy and mail it at once in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will be revocable, either in writing or by voting in person at the Annual Meeting, at any time prior to its exercise.
-------------------------------------------------------------------------------

                              HECLA MINING COMPANY
                               6500 Mineral Drive
                         Coeur d'Alene, Idaho 83815-8788
                                 (208) 769-4100
                              ---------------------

                          P R O X Y  S T A T E M E N T
                                   Relating to
                         ANNUAL MEETING OF SHAREHOLDERS
                            to be held on May 7, 1999
                              --------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished by the Board of Directors of Hecla Mining Company, a Delaware corporation (the "Corporation"), to holders of shares of the Corporation's Common Stock, par value $0.25 per share (the "Common Stock"), in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Friday, May 7, 1999, and any postponements or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement is first being mailed to shareholders on or about March 29, 1999.

                           PURPOSES OF ANNUAL MEETING
Election of Directors
     At the Annual Meeting, shareholders entitled to vote (see "Voting at Annual Meeting") will be asked to consider and to take action on the election of three directors to the Corporation's Board of Directors, each to serve for a three-year term. See "Election of Directors."

Selection of Independent Auditors
     At the Annual Meeting, shareholders also will be asked to consider and to take action on the selection of PricewaterhouseCoopers LLP as independent auditors of the Corporation for the fiscal year ending December 31, 1999. See "Approval of Auditors."

                            VOTING AT ANNUAL MEETING
General
    The Board of Directors of the Corporation has fixed the close of business on March 15, 1999, as the record date (the "Record Date") for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were issued and outstanding 55,104,618 shares of Common Stock entitled to vote. A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting. The holders of record on the Record Date of the shares entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Directors are elected by a plurality of the votes cast by the holders of the Common Stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstentions, broker nonvotes or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. The approval of the independent auditors requires the favorable vote of the holders of a majority of the shares present at the meeting, provided a quorum is present. Any shares which are not voted (whether by abstentions, broker nonvotes or otherwise) will not count toward the required total and will have the same effect as shares voted against such approval.

Proxies
     Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on any proxy, the shares represented by such proxy will be voted:
(1)  FOR  the election of each of the three nominees for election as  directors;
(2) FOR the approval of PricewaterhouseCoopers LLP as the Corporation's independent auditors; and (3) in the discretion of the proxy holder as to any other matters which may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time before it is voted at the Annual Meeting by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Corporation or by attending the Annual Meeting and voting in person. Attendance in person at the Annual Meeting will not, in itself, be sufficient to revoke a proxy.

     The Corporation will bear all the costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing this Proxy Statement and accompanying material to shareholders. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Corporation, without additional compensation, may solicit proxies personally or by telephone or otherwise. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Corporation will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with such activities.

                              ELECTION OF DIRECTORS

    In accordance with the Corporation's Certificate of Incorporation, its Board of Directors is divided into three classes. The terms of office of the directors in each of such classes expire at different times. The terms of Messrs. Leland O. Erdahl, Thomas J. O'Neil and Paul A. Redmond will expire at the Annual Meeting of Shareholders in 1999. Messrs. Erdahl, O'Neil and Redmond have been designated by the Board of Directors of the Corporation as nominees for election as directors of the Corporation each for a three-year term expiring in 2002. Mr. Redmond was added to the Board of Directors on January 1, 1998. Mr. Redmond previously served as a Director of the Corporation from 1988 to 1994. The terms of Messrs. Arthur Brown, John E. Clute and Joe Coors Jr., will expire in 2000. The terms of Messrs. Ted Crumley, Charles L. McAlpine and Jorge
E. Ordonez C. will expire in 2001.

     It is intended that the proxies solicited hereby will be voted FOR election of the nominees for directors listed below, unless authority to do so has been withheld. The Board of Directors knows of no reason why any of its nominees will be unable or unwilling to accept election. However, if any nominee becomes unable to accept election, the Board will either reduce the number of directors to be elected or select substitute nominees submitted by the Directors Nominating Committee of the Board of Directors. If substitute nominees are selected, proxies will be voted in favor of such nominees.

Nominees

     The nominees for directors for terms which will expire in 2002 are as follows:

                                                                         Year First
                                                              Age at       Became
Principal Occupation and Other Directorships               May 7, 1999    Director
--------------------------------------------               -----------   ----------

LELAND  O.  ERDAHL.  Consultant from November  1984  to
July  1987 and from January 1992 to 1995; President  of
Stolar,    Inc.    (geologic    imaging    and    radio
communications)  from  July  1987  to   January   1992;
President  of  Albuquerque  Uranium  Corporation   from
November  1987  to 1992; President and Chief  Executive
Officer   of   Ranchers  Exploration  and   Development
Corporation ("Ranchers") from July 1983 to  July  1984;
held  various positions as an officer of Ranchers since
1970;  Trustee,  John Hancock Mutual  Funds;  Director,
Canyon   Resources   Corporation;  Director,   Original
Sixteen  to  One  Mine,  Inc.;  Vice  President,  Chief
Financial  Officer and Director, Amax Gold, Inc.,  from
March  1997  to June 1998; Director, Uranium  Resources
Inc.                                                            70         1984

THOMAS   J.   O'NEIL.   Executive  Vice   President   -
Operations, Cleveland-Cliffs Inc., since October  1995;
employed  by Cleveland-Cliffs Inc. as an officer  since
November  1991;  employed  as  an  officer  of  certain
operating  subsidiaries of Cyprus Minerals  Corporation
from October 1987 through November 1991; Director, Lake
Superior   and   Ishpeming  Railroad   (subsidiary   of
Cleveland-Cliffs  Inc.); Member,  National  Academy  of
Engineering                                                     59         1996

PAUL  A.  REDMOND.  Chairman of  the  Board  and  Chief
Executive  Officer  of Washington Water  Power  Company
("Water Power") (electric and natural gas utility,  now
Avista  Corp.) from May 1985 to July 1998; held various
positions  as  an  officer of Water Power  since  1978;
Director  of  ITRON, Inc., and U.S. Bancorp;  Director,
Hecla Mining Company, 1988-1994                                 62         1998

















Remaining Directors

      The remaining directors whose present terms of office will continue after the meeting and will expire in 2000 are as follows:

                                                                         Year First
                                                              Age at       Became
Principal Occupation and Other Directorships               May 7, 1999    Director
--------------------------------------------               -----------   ----------

ARTHUR  BROWN.  Chairman of the Board of  Directors  of
the  Corporation since June 1987; also Chief  Executive
Officer of the Corporation since May 1987; President of
the Corporation since May 1986; Chief Operating Officer
of the Corporation from May 1986 to May 1987; Executive
Vice President of the Corporation from May 1985 to  May
1986;  held  various positions as  an  officer  of  the
Corporation  since  1980; employed by  the  Corporation
since  1967;  Director, AMCOL International Corporation
(an  American  industrial minerals company);  Director,
Idaho   Independent  Bank;  Director,  Southern  Africa
Minerals Corporation (a Canadian mining company)                58         1983



Principal Occupation and Other Directorships
--------------------------------------------

JOHN E. CLUTE.  Dean, Gonzaga University School of  Law
since   August  1991;  Senior  Vice  President,   Human
Resources   and   General  Counsel  of  Boise   Cascade
Corporation   (manufacturer   of   paper   and   forest
products),  1982  to 1991; employed  by  Boise  Cascade
Corporation  in  various  other  capacities  commencing
March  1965;  Director, The Jundt  Growth  Fund,  Inc.;
Director, Jundt Funds, Inc. (Jundt U.S. Emerging Growth
Fund,  Jundt  Opportunity Fund  and  Jundt  Twenty-Five
Fund);   Director,   RealResume,   Inc.   (computerized
employment and personnel services)                              64         1981

JOE  COORS  JR.  Chairman of the Board, Coors  Ceramics
Company   since  1985;  Chairman,  Air  Force  Memorial
Foundation;  President and Director, ACX  Technologies,
Inc.; Trustee, Colorado School of Mines                         57          1990
















      The remaining directors whose present terms of office will continue after the meeting and will expire in 2001 are as follows:

                                                                         Year First
                                                              Age at       Became
Principal Occupation and Other Directorships               May 7, 1999    Director
--------------------------------------------               -----------   ----------

TED CRUMLEY.  Senior Vice President and Chief Financial
Officer  of Boise Cascade Corporation (manufacturer  of
paper  and  forest  products), 1994  to  present;  Vice
President  and Controller of Boise Cascade Corporation,
1990  to  1994;  other positions held at Boise  Cascade
Corporation from 1972 to 1990; Director, Boise  Cascade
Office Products Corporation, 1995 to present                    54         1995

CHARLES L. McALPINE.  President of Arimathaea Resources
Inc.  (Canadian gold exploration company) from December
1982  to  June 1992; President of Campbell  Chibougamau
Mines  Ltd. (Canadian copper-gold mining company)  from
1969   to   1979;  Director,  First  Tiffany   Resource
Corporation;  Director, Goldstake  Explorations,  Inc.;
Director, Postec Systems, Inc.                                  65         1989

JORGE  E. ORDONEZ C.  Director, Altos Hornos de Mexico,
S.A.   de   C.V.;  Director,  Minera  Carbonifera   Rio
Escondido,  S.A. de C.V.; Director, Grupo  Acerero  del
Norte,  S.A. de C.V.; Director, Fischer-Watt Gold  Co.,
Inc.;  Vice  President, Minera Montoro, S.A.  de  C.V.;
President   and   Chief  Executive  Officer,   Ordonez-
Profesional  S.C., Acting President and CEO,  Real  del
Monte Mining Corp.                                              59         1994

                CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD


     The Board of Directors met five times during 1998. One director was unable to attend one board meeting. The standing committees of the Board of Directors are the Executive, Audit, Compensation, Directors Nominating and Finance committees.

       The Executive Committee, the members of which were Messrs. Brown (Chairman), Clute, Crumley, Erdahl and Redmond, did not meet in 1998. The Executive Committee is empowered with the same authority as the Board of Directors in the management of the business of the Corporation, except for certain matters enumerated in the Corporation's By-Laws which are specifically reserved to the full Board of Directors.

      The Audit Committee, the members of which are Messrs. McAlpine (Chairman), Erdahl, O'Neil and Ordonez, met twice in 1998. The Audit Committee's principal functions are to meet with the Corporation's independent auditors to review the financial statements contained in the Annual Report, to review the Corporation's system of internal accounting controls and to report to the Board of Directors thereon.

      The Compensation Committee, the members of which were Messrs. Clute (Chairman), Coors, Crumley, Erdahl and Redmond, met three times in 1998. The Compensation Committee's principal functions are to make recommendations to the Board of Directors concerning the compensation of executive officers of the Corporation and to administer the Corporation's stock-based plans.

     The Directors Nominating Committee, the members of which are Messrs. Erdahl (Chairman), Clute, McAlpine and Ordonez, did not meet in 1998. The Directors Nominating Committee reviews and recommends to the Board of Directors nominees for election as directors at the Annual Meeting of Shareholders and nominees to fill vacancies on the Board of Directors. The Directors Nominating Committee will consider persons recommended by shareholders as nominees for election as directors, which recommendations are submitted in writing to the Secretary of the Corporation and include a statement as to the qualifications and willingness of such persons to serve on the Corporation's Board of Directors.

      The Finance Committee, the members of which are Messrs. Coors (Chairman), Crumley, O'Neil and Ordonez, met one time in 1998. The principal functions of the Finance Committee are to develop and set the Corporation's long-term investment policies and to review the performance of the investment managers of the Corporation's pension trusts.


                            COMPENSATION OF DIRECTORS

      The Corporation compensates directors who are not employees of the Corporation for their services in the amount of $1,000 for each director's meeting attended, a retainer fee of $2,000 per calendar quarter and $800 for attending any meeting of any Committee of the Board.

      In August 1994, the Corporation adopted a new Deferred Compensation Plan for directors which commenced January 1, 1995 (the "1994 Plan"). The prior plans were terminated, and all amounts deferred thereunder were rolled over into the 1994 Plan. The 1994 Plan provides that all directors' fees and retainers may be deferred; interest is to be credited monthly on all deferred accounts at
1.23 times the Moody's long-term bond rate; distributions may be made at the election of the director on a lump-sum, annual or monthly basis; distributions for unforeseeable financial emergencies are permitted before and after retirement; and a grantor trust is established to receive distributions from the Corporation to provide for the obligations of the Corporation pursuant to the 1994 Plan. Interest accrued in 1998 for the accounts of directors, under the 1994 Plan, amounted to an aggregate of $18,993.

      In March 1995, the Corporation adopted the Hecla Mining Company Stock Plan for Nonemployee Directors (the "Directors Stock Plan"), which became effective following shareholder approval on May 5, 1995, and is subject to termination by the Board of Directors at any time. Pursuant to the Directors Stock Plan, each nonemployee director is credited with 1,000 shares of the Common Stock on May 30 of each year. Nonemployee directors joining the Board of Directors after May 30 of any year are credited with a pro rata number of shares based upon the date they join the Board. All credited shares are held in a grantor trust, the assets of which are subject to the claims of the Corporation's creditors, until delivered under the Directors Stock Plan. Delivery of the shares from the trust occurs upon the earliest of (i) death or disability; (ii) retirement from the Board; (iii) a cessation of the director's service for any other reason; or (iv) a Change in Control of the Corporation (as defined). Subject to certain restrictions, directors may elect delivery of the shares on such date or in annual installments thereafter over 5, 10 or 15 years. The shares of Common Stock credited to nonemployee directors pursuant to the Directors Stock Plan may not be sold until at least six months following the date they are credited. The maximum number of shares of Common Stock which may be credited pursuant to the Directors Stock Plan is 120,000. Each nonemployee director of the Corporation then serving was credited with 1,000 shares of Common Stock on May 31, 1998, except Mr. Redmond, who was credited with 404 shares in January 1998, representing the proportion of the year during which he was a director.

                       COMPENSATION OF EXECUTIVE OFFICERS

Report of the Compensation Committee on Executive Compensation

Overall Policy
--------------

       Compensation  of  the  Corporation's  executive  officers  rests  in  the discretion of the Board of Directors, and the Compensation Committee of the Board of Directors is charged with considering specific information and making recommendations to the full Board with respect to compensation matters. The Compensation Committee is currently comprised of five nonemployee directors who are appointed annually by the Corporation's Board of Directors. The Compensation Committee's consideration of and recommendations regarding executive compensation are guided by a number of factors including overall corporate performance and returns to shareholders. The overall objectives of the Corporation's executive compensation package are to attract and to retain the best possible executive talent, to motivate the Corporation's executives to achieve goals consistent with the Corporation's business strategy, to provide an identity between executive and shareholder interests through stock-based plans, and finally to provide a compensation package that recognizes an executive's individual contributions in addition to the Corporation's overall business results.

     The Compensation Committee periodically reviews the Corporation's executive compensation program. The Compensation Committee met three times in 1998 to consider various components of the executive compensation program. In making recommendations concerning executive compensation, the Committee reviews reports published by independent compensation consultants assessing compensation programs and reviews the Corporation's executive compensation, corporate performance, stock price appreciation and total return to shareholders against a peer group of public corporations made up of the Corporation's most direct competitors for executive talent. Because most executive skills and expertise are transferable between industries and business segments, the Compensation Committee believes the Corporation's most direct competitors for executive talent are not limited to those companies included in the peer group established for comparing shareholder returns. Thus, the Corporation's peer group used for compensation analysis includes, but is not limited to, the selected peer group identified in the Performance Graph shown on page 10. The Compensation Committee's periodic review ensures an ongoing evaluation of the correlation between the Corporation's performance and its executive compensation in the context of, and in comparisons to, the compensation programs of other companies.

       The Compensation Committee recommends to the Board of Directors compensation levels and programs for the Chief Executive Officer and all Vice Presidents ("executive officers" as used in this report), including the individuals whose compensation is detailed in this proxy statement. In reviewing individual performance of executives whose compensation is detailed in this proxy statement, the Compensation Committee takes into account the views of Mr. Brown, the Corporation's Chief Executive Officer.

      The key elements of the Corporation's executive compensation consist of base salary, annual cash performance payments and stock-based grants. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Brown, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Corporation to the individual executive, including deferred compensation, pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits, as well as the programs described below. While the Committee takes into consideration all of the performance and other factors set forth below in setting base salaries, the Committee's deliberations for setting base salaries are essentially subjective, and no set quantitative formula determines the base salary level of any of the named executives. The Corporation adopted a performance payment plan in 1994 utilizing a quantitative formula to determine an executive's eligibility for annual performance payments in addition to base salary.

      The Committee analyzed the potential impact on the Company's executive compensation program of Section 162(m) of the Internal Revenue Code and the regulations thereunder, which generally disallows deductions for compensation in excess of $1.0 million per year to the five most highly compensated executives of a public company. Based upon its analysis, the Committee expects that all of the compensation payable pursuant to its compensation program now in effect will be deductible.

Base Salaries
-------------

      Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies including those in the peer group.

     Annual salary adjustments which are made in May of each year for a 12-month period from June 1 to May 31, are determined by evaluating the performance of the Corporation and of each executive officer, and also taking into account new responsibilities for any particular officer. In the case of executive officers who are responsible for a particular business unit, such unit's financial, operating, cost containment and productivity results are also considered by the Committee. The Compensation Committee, where appropriate, also considers other corporate performance measures, including changes in market share, productivity, cost control, safety, environmental awareness and improvements in relations with customers, suppliers and employees. The Compensation Committee places a premium on business efficiency because certain sectors of the Corporation's businesses do not control the prices at which their products are sold.

      Although the Committee believed that some of the above factors might otherwise justify a base salary increase for certain executives, other factors and the Corporation's lack of profitability resulted in the Committees determination that no executive officer be granted an increase in base salary in 1998.

     With respect to the base salary set for Mr. Brown in 1998, the Compensation Committee took into account a comparison of base salaries of chief executive officers of the new peer group companies, the Corporation's lack of profitability in 1998, the performance of the Common Stock and the assessment by the Compensation Committee of Mr. Brown's individual performance. Based upon these factors, the Board of Directors did not increase Mr. Brown's salary in 1998.

Annual Performance Payment
--------------------------

      In August 1994, the Corporation adopted a formal short-term performance payment plan based on the recommendation of the Compensation Committee. Under the plan, executive officers (eight in 1998) were eligible for annual cash payments based upon a formula established in the plan covering the calendar year 1998 and generally described below. The plan formula for 1998 includes an overall corporate performance element, a departmental performance element, an individual performance element and an asset addition element. Each of these elements was assigned a percentage weight described below, such that all elements combined total 100%. For 1998, corporate performance for all executives other than Messrs. Brown and Kauffman, were assigned a 40% weight, departmental performance was assigned a 25% weight, asset addition was assigned a 20% weight and individual performance was assigned a 15% weight. Mr. Kauffman's performance payment was conditioned on corporate profitability and tied 40% to corporate performance, 30% to achieving goals in each of the

Corporations operational segments, 20% to individual performance and 10% to reserve replacement. Mr. Brown's performance payment was tied 100% to corporate performance. The Compensation Committee, based upon recommendations from the Corporation's senior management, established targeted performance goals in key areas called "key success factors" for the corporate performance element. For 1998, the key success factors and measures for the corporate performance included gold and silver production and industrial minerals revenue (45%), operating cash flow after capital expenditures but before financing (25%), cost management (5%) and relative share price (25%). Departmental factors vary for each department, but include such factors as cost management, internal customer service and production goals for metal and industrial mineral operating divisions. Payments under the plan are determined by the application of a performance formula to these key success factors. At the first quarterly board meeting after the end of each year, actual performance results are compared against the targeted performance goals as a percentage of targeted goals for the various key success factors. Actual performance must reach at least 90% of the targeted goals to be included in the performance formula. The key success factors and the percentage weights assigned to each of the elements may be altered from year to year at the discretion of the Compensation Committee. The corporate and departmental performance elements are tied to a formula, while the individual performance element is discretionary and not based upon any specific formula. Individual performance payments for all eligible executives, other than the chief executive officer, are based in significant part upon the recommendations of the chief executive officer. The Compensation Committee reviews and approves individual performance payments for all eligible executives.

      The plan provides that no performance payments may be awarded based upon any of the corporate key success factors if the Corporation does not achieve a net profit after preferred dividends. However, payments derived from the asset addition, departmental and individual performance elements may nevertheless be available pursuant to the plan.

      Although certain of the targeted corporate success factors goals were attained for 1998, because the Corporation did not achieve a net profit after preferred dividends in 1998, no performance payments were granted for 1998 to any executive with respect to corporate performance. Because Mr. Brown was only eligible for a corporate performance payment for 1998, he received no performance payment. Because Mr. Kauffman was only eligible for a performance payment in the event the Corporation achieved profitability, he received no performance payment in 1998. Payments for executives other than Messrs. Brown and Kauffman were awarded for 1998 on the basis of departmental performance. For the named executives, the amounts are set forth in the summary compensation table under Annual Compensation - Bonus.

Stock-Based Grants
------------------

      The Corporation currently uses two stock-based compensation plans, which are intended to give the Corporation a competitive advantage in attracting, retaining and motivating its officers and key employees, and are intended to provide the Corporation with the ability to provide incentives more directly linked to the profitability of the Corporation's business and increases in shareholder value.

      The 1987 Nonstatutory Stock Option Plan (the "1987 Plan") was approved by the shareholders in 1987 and provides that stock options may be granted to the Corporation's officers and key employees, including the individuals whose compensation is detailed in this Proxy Statement. The right to grant options under this plan expired in February 1997. Certain previously granted options remain available to exercise under the 1987 Plan. All options previously granted under the 1987 Plan were granted at the fair market value of the stock on the date of the grant.

     In May 1995, the shareholders of the Corporation approved the Corporation's 1995 Stock Incentive Plan which provides for a variety of stock-based grants to the Corporation's officers and key employees, including the individuals whose compensation is detailed in this Proxy Statement. The plan is administered by the Compensation Committee of the Board of Directors. The plan provides for the grant of stock options, stock appreciation rights, restricted stock and performance units to eligible officers and key employees of the Corporation. Stock options under the plan must be granted at 100% of the market value of the stock on the date of the grant. The term of such options is determined by the Compensation Committee, but may not be longer than ten years from the date of grant. A total of 585,000 nonstatutory stock options were granted to executive officers in 1998, representing 83% of the total granted. All options granted to executive officers were granted under the following vesting schedule: 20% of the granted options vested on the date of grant in 1998 and 20% will vest on each of the succeeding four anniversary dates following the original grant. Stock options granted in 1998 to the five named executive officers are summarized in the Summary Compensation Table under Long-Term Compensation Awards-Options.

      In  1998,  Mr.  Brown was granted nonstatutory stock options  to  purchase
150,000 shares of Common Stock under the 1995 Stock Incentive Plan at an exercise price of $5.875, which price was the fair market value of the stock on the date of grant. All options granted to Mr. Brown were granted under a vesting schedule where 20% or 30,000 stock options vested on the date of grant in 1998 and 20% will vest on each of the succeeding four anniversary dates following the original grant. Mr. Brown owns 24,962 shares of Common Stock and holds options to purchase an additional 418,000 shares under the 1987 and 1995 plans. The Compensation Committee believes that significant equity interests in the Corporation held by the Corporation's management align the interests of shareholders and management, and the Committee considered this in granting additional options to Mr. Brown.

Conclusion
----------

       The Corporation's executive compensation is primarily based upon individual, departmental and corporate performance and stock price appreciation. In 1998, as in previous years, a significant portion of the Corporation's executive compensation consisted of these performance-based variable elements. The Compensation Committee intends to continue the policy of relating executive compensation to corporate performance and returns to shareholders, recognizing that the ups and downs of the business cycle, particularly in the long-depressed price periods for a large portion of the Corporation's products, from time to time may result in an imbalance for a particular period. The Compensation Committee adjusts for factors such as these, which are beyond an executive's control, by exercising its qualitative judgment rather than employing strict quantitative formulas.

February 18, 1999
                                                         John E. Clute, Chairman
                                                                   Joe Coors Jr.
                                                                     Ted Crumley
                                                                Leland O. Erdahl
                                                                 Paul A. Redmond

               Comparison of Five-Year Cumulative Total Return(1)

Hecla Mining, S&P 500, S&P 500 Gold & Precious Metal Mining Index and Peer Group


                                  [   GRAPH   ]



--------------------------------------------------------------------------------
                                             S&P 500 Gold
                                             & Precious   New Peer      Old Peer
Date             Hecla Mining    S&P 500     Metal        Group (2)     Group(3)
--------------------------------------------------------------------------------

December 1993    $ 100.00        $ 100.00    $ 100.00     $ 100.00      $ 100.00
December 1994    $  87.10        $ 101.36    $  80.84     $  85.39      $  80.18
December 1995    $  59.14        $ 139.32    $  90.97     $  81.53      $  75.04
December 1996    $  48.39        $ 171.23    $  90.35     $  75.94      $  60.14
December 1997    $  42.47        $ 228.27    $  59.34     $  42.93      $  36.83
December 1998    $  31.18        $ 293.38    $  52.01     $  34.73      $  31.18


1.   Total return assumes reinvestment of dividends on a quarterly basis.

2. New Peer Group: Agnico Eagle Mines Ltd., Battle Mountain Gold Company, Cambior, Inc., Coeur d'Alene Mines Corp., Echo Bay Mines Ltd., Homestake Mining, TVX Gold, Inc. The Company selected a different peer group from that used last year, excluding two members of last year's peer group due to a bankruptcy (Pegasus Gold, Inc.), a merger (Amax Gold Inc.) and adding three members similar in products produced and market capitalization (Agnico Eagle Mines Ltd., Cambior, Inc. and TVX Gold, Inc.).

3.   Old  Peer  Group:   Amax  Gold Inc., Battle Mountain  Gold  Company,  Coeur
     d'Alene Mines Corp., Echo Bay Mines Ltd., Homestake Mining, Pegasus Gold, Inc.

                             EXECUTIVE COMPENSATION

Compensation for 1998

      The following table sets forth information regarding the aggregate compensation for the fiscal years ended December 31, 1996, 1997 and 1998, paid or accrued for (i) the Chief Executive Officer of the Corporation, and (ii) the four most highly paid executive officers of the Corporation.

                          SUMMARY COMPENSATION TABLE(1)

                                                                          Long-
                                                               Other      Term
                                                              Annual     Compen-
Name and Principal                        Annual              Compen-    sation
  Position                    Year     Compensation(2)       sation(3)   Awards
--------------------          ----    -----------------      ---------   ------
                                        Salary    Bonus(4)               Options(5)

Arthur Brown: Chairman,       1998    $ 402,500   $    -0-    $ 33,775   150,000
  President & Chief           1997    $ 402,500   $    -0-    $ 42,339   107,000
  Executive Officer           1996    $ 402,500   $    -0-    $ 52,646    71,000

Roger A. Kauffman:            1998    $ 265,000   $    -0-    $ 13,828    75,000
   Executive Vice President   1997    $ 258,750   $    -0-    $ 10,079    50,000
   & Chief Operating Officer  1996    $ 117,787   $    -0-    $  4,548    30,000

J. Gary Childress:            1998    $ 220,000   $ 10,333    $ 18,115    60,000
  Vice President -            1997    $ 215,833   $ 11,000    $ 17,942    42,000
  Industrial Minerals         1996    $ 202,500   $ 33,000    $ 17,341    25,500

Michael B. White:             1998    $ 187,000   $ 21,038    $ 10,907    60,000
  Vice President -            1997    $ 179,917   $ 20,000    $ 10,885    34,000
  General Counsel &           1996    $ 164,583   $ 28,000    $ 11,526    21,000
  Secretary

John P. Stilwell:             1998    $ 187,000   $ 20,126    $  9,732    60,000
  Vice President -            1997    $ 179,917   $ 36,000    $  9,773    34,000
    Chief Financial Officer   1996    $ 161,667   $ 35,000    $  8,630    20,000

          1.    Information  for  deleted columns is not  required,  because  no compensation was paid by the Corporation that would require disclosure under any such deleted column.
          2.    The  annual  compensation set forth in the table is  based  upon salaries  of  the  Chief Executive Officer and other named  executives established in May of each year for 12-month periods from  June  1  to
          May  31.   This table reflects compensation paid to or earned  by  the executive officers during the fiscal year ending December 31  of  each year.
          3.   "Other Annual Compensation" for the last fiscal year includes the following  for Messrs. Brown, Kauffman, Childress, White and Stilwell:
          (i)   matching   contributions   under  the   Corporation's   Deferred
          Compensation  Plan of $3,236, $5,423, $2,887, $3,754  and  $4,224  for
          each named executive, respectively; (ii) the above

                market portion of interest accrued under the Corporation's Deferred Compensation Plan of $22,940, $3,489, $1,963, $2,995 and $2,231 on behalf of each named executive, respectively; (iii) matching contributions under the Corporation's Capital Accumulation Plan of $2,400 for each named executive, respectively; (iv) the dollar value benefit of premium payments for term life insurance coverage of
          $3,540,  $1,016,  $979,  $477  and  $444  for  each  named  executive, respectively; (v) the dollar value of use of automobiles owned by the Corporation of $459, $-0-, $346, $531 and $433 for each named executive, respectively; (vi) personal tax service provided by consultants at the expense of the Corporation for Mr. Brown, $1,200; Mr. Kauffman, $1,500; Mr. Childress, $750; and Mr. White, $750; and
          (vii) imputed interest of $8,790 on a loan to Mr. Childress.
          4. For 1998, amounts shown represent performance payments pursuant to the Corporation's Performance Payment Plan, described in the Report of the Compensation Committee above. 1998 Performance Payments will be delivered during the second quarter of 1999.
          5. All options granted to the named executives in 1998 were granted under a vesting schedule described in Option Grants in Last Fiscal Year - footnote 1.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                Individual Grants                          Potential Realizable
                            % of                             Value at Assumed
                            Total                          Annual Rate of Stock
                            Options                         Price Appreciation
                            Granted                         for Option Term(2)
                               to      Exercise
                            Employees  or Base
                   Options  in Fiscal   Price:  Expiration
    Name           Granted   Year      $/Share     Date       5%         10%
--------------------------------------------------------------------------------

Arthur Brown       150,000    21.19%   $5.875    5/6/08    $554,235   $1,404,525
Roger A. Kauffman   75,000    10.59%   $5.875    5/6/08    $277,118   $  702,263
J. Gary Childress   60,000     8.47%   $5.875    5/6/08    $221,694   $  561,810
Michael B. White    60,000     8.47%   $5.875    5/6/08    $221,694   $  561,810
John P. Stilwell    60,000     8.47%   $5.875    5/6/08    $221,694   $  561,810


          1. All options granted were coupled with a Tax Offset bonus which, upon exercise, would approximately equal the federal and state income taxes incurred in exercising the options. 20% of the options were first exercisable on May 7, 1998; another 20% vested on May 7, 1999; and 20% shall vest on May 7 on each of the succeeding three years.
          All options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant.
          2. The Potential Realizable Value shown in the table represents the maximum gain if held for the full ten-year term at each of the assumed annual appreciation rates. Gains, if any, are dependent upon the actual performance of the Common Stock and the timing of any sale of the Common Stock received upon exercising the options.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

      The following table shows information concerning the exercise of stock options during fiscal year 1998 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                 Number of
                                                Unexercised
                      Shares                     Options at        Value of
                     Acquired                     FY-End (#)    Unexercised In-
                       on            Value      Exercisable/   the-Money-Options
Name                Exercise(#)   Realized($)   Unexercisable  Options at FY-End
--------------------------------------------------------------------------------

Arthur Brown           -0-           -0-       219,600/198,400        -0-
Roger Kauffman         -0-           -0-        53,000/102,000        -0-
J. Gary Childress      -0-           -0-         58,700/78,300        -0-
Michael B. White       -0-           -0-         53,900/72,600        -0-
John P. Stilwell       -0-           -0-         51,600/72,400        -0-


Retirement Plan

      The officers of the Corporation participate in the Hecla Mining Company Qualified Retirement Plan (the "Retirement Plan"), which covers substantially all employees of the Corporation, except for certain hourly employees who are covered by separate plans. Contributions to the Retirement Plan, and the related expense or income, are based on general actuarial calculations and, accordingly, no portion of the Corporation's contributions, and related expenses or income, is specifically attributable to the Corporation's officers. The Corporation was not required to make a contribution for 1998. The Corporation also has an unfunded Supplemental Retirement Benefit Plan adopted in November 1985 (the "Supplemental Plan") under which the amount of any benefits not payable under the Retirement Plan by reason of the limitations imposed by the Internal Revenue Code and/or the Employee Retirement Income Security Act, as amended (the "Acts"), and the loss, if any, due to a deferral of salary made under the Corporation's Deferred Compensation Plan for Officers and/or the Capital Accumulation Plan will be paid out of the general funds of the Corporation to any employee who may be adversely affected. Under the Acts, the current maximum annual pension benefit payable by the plan to any employee is $130,000 subject to specified adjustments. Upon reaching the normal retirement age of 65, each participant is eligible to receive annual retirement benefits in monthly installments for life equal to, for each year of credited service, 1% of final average annual earnings (defined as the highest average earnings of such employee for any 36 consecutive calendar months during the final 120 calendar months of service) up to the applicable covered compensation level (which level is based on the Social Security maximum taxable wage base) and 1 1/2% of the difference, if any, between final average annual earnings and the applicable covered compensation level. The Retirement Plan and Supplemental Plan define earnings for purposes of the plans to be "a wage or salary for services of employees inclusive of any bonus or special pay including gainsharing programs, contract miner's bonus pay and the equivalent."

      The following table shows estimated aggregate annual benefits under the Retirement Plan and the Supplemental Plan payable upon retirement to a participant who retires in 1998 at age 65 having the years of service and final average annual earnings as specified. The table assumes Social Security covered compensation levels as in effect on January 1, 1999.

  Final Average                        Years of Credited Service
  Annual Earnings     5        10         15         20        25        30
-----------------------------------------------------------------------------

   100,000          6,674    13,347     20,021     26,694    33,368    40,041
   125,000          8,549    17,097     25,646     34,194    42,743    51,291
   150,000         10,424    20,847     31,271     41,694    52,118    62,541
   175,000         12,229    24,597     36,896     49,194    61,493    73,791
   200,000         14,174    28,347     45,521     56,694    70,868    85,041
   225,000         16,049    32,097     48,146     64,194    80,243    96,291
   250,000         17,924    35,847     53,771     71,694    89,618   107,541
   275,000         19,799    39,597     59,396     79,194    98,993   118,791
   300,000         21,674    43,347     65,021     86,694   108,368   130,041
   325,000         23,549    47,097     70,646     94,194   117,743   141,291
   350,000         25,424    50,847     76,271    101,694   127,118   152,541
   375,000         27,299    54,597     81,896    109,194   136,493   163,791
   400,000         29,174    58,347     87,521    116,694   145,868   175,041
   425,000         31,049    62,097     93,146    124,194   152,243   186,791
   450,000         32,924    65,847     98,771    131,694   164,618   197,541


     Benefits listed in the pension table are not subject to any deduction for Social Security or other offset amounts. As of December 31, 1998, the following executive officers have completed the indicated number of full years of credited service: A. Brown, 31 years; R. A. Kauffman, 20 years; J. G. Childress, 12 years; J. P. Stilwell, 13 years; and M. B. White, 18 years.

     Employment Agreements, Termination of Employment Arrangement and Other
                             Management Arrangements

     The Corporation has entered into employment agreements (collectively, the "Agreements") with Messrs. Booth, Brown, Childress, Kauffman, Langstaff, Stilwell, White and Johnson (collectively, the "Executives" and individually, an "Executive").

      The Agreements were recommended to the Board of Directors by the Compensation Committee and were approved by the Board of Directors on the basis of such recommendation. The Agreements, which are substantially identical except for compensation provisions, provide that each of the Executives shall serve in such executive position as the Board of Directors may direct. The Agreements become effective only upon a "Change of Control" of the Corporation (the "Effective Date"). The term of employment under the Agreements is two years from the Effective Date. The Agreements are automatically renewed for an additional year in November of each year unless the Corporation gives notice of nonrenewal 60 days prior to the renewal date. Under the Agreements, a Change of Control of the Corporation is deemed to occur if a person (including a "group" under Section 13d-3 of the Securities Exchange Act of 1934, as amended, the "Exchange Act") becomes the beneficial owner of 20% or more of the voting power of the Corporation or if, as the result of a tender offer, merger, proxy fight or similar transaction, the persons who were previously directors of the Corporation cease to constitute a majority of the board. The Agreements are intended to ensure that, in the event of a Change of Control, each Executive will continue to receive payments and other benefits equivalent to those he was receiving at the time of a Change of Control for the duration of the term of the Agreement. The Agreements also provide, among other things, that should an Executive's employment be terminated by the Corporation or by the Executive for good reason (other than death, incapacity or misconduct) after the Effective Date of the Agreement, he would receive from the Corporation for the remaining term of his employment, payable in a lump sum, a defined amount generally equivalent to his then annual base salary rate. The Corporation would also maintain such Executive's participation in all benefit plans and programs (or provide equivalent benefits if such continued participation was not possible under the terms of such plans and programs) and pay him the full retirement benefits to which he would have been entitled had his employment not been terminated. An Executive whose employment has terminated would not be required to seek other employment in order to receive the defined benefits. The Agreements also provide that the Corporation will make an additional gross-up payment if necessary to place the Executive in the same after-tax position as if no excise tax were imposed by the Internal Revenue Code. Pursuant to the Agreements between the Corporation and each of its named executive officers, if a Change of Control occurred and the named executive officers were each terminated as of December 31, 1998, the named executive officers would be entitled to the following estimated cash payments pursuant to the Agreements:
Mr.  Brown,  $2,508,000;  Mr. Kauffman, $793,000; Mr. Childress,  $654,000;  Mr.
White, $659,000; and Mr. Stilwell, $616,000. The named executive officers would also be entitled to lump-sum payments representing the difference in pension and supplemental retirement benefits to which they would be entitled on (i) the date of actual termination, and (ii) the end of the two-year employment period under the Agreements.

     Mr. J. Gary Childress, Vice President - Industrial Minerals, relocated to the Coeur d'Alene, Idaho, headquarters from the Mayfield, Kentucky, headquarters of Kentucky-Tennessee Clay Company in February 1994. The Corporation offset the substantial differential in housing costs between the two locations by loaning Mr. Childress $150,000 at an interest rate of 5.86%, which is currently outstanding and which is secured by a mortgage on his Idaho residence.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no directors on the Compensation Committee which are employees of the Company.

                               SECURITY OWNERSHIP

     The following table presents certain information regarding the number and percentage of the shares of Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) or otherwise held by each director and executive officer of the Corporation and by all directors and executive officers as a group, as of March 15, 1999. On that date, all of such persons together beneficially owned an aggregate of less than 1% of the outstanding shares of the Corporation's Common Stock. Except as otherwise indicated, the directors and officers have sole voting and investment power with respect to the shares beneficially owned by them. To the Corporation's knowledge, no person or entity owned more than 5% of the Corporation's Common Stock as of March 15, 1999.

                                             Number of Shares
                                              of Common Stock
          Named Executive Officer,             and Nature of
            Director or Nominee             Beneficial Ownership
     -----------------------------------------------------------

     Arthur Brown                               376,852(1,4)
     William B. Booth                            45,308(1)
     J. Gary Childress                           58,700(1)
     John E. Clute                                4,300(3)
     Joe Coors Jr.                                4,000(3)
     Ted Crumley                                  7,539(3)
     Leland O. Erdahl                            35,575(3)
     George R. Johnson                           45,100(1)
     Roger A. Kauffman                           56,382(1)
     Jon T. Langstaff                            45,920(1)
     Charles L. McAlpine                          6,000(3)
     Thomas J. O'Neil                             3,000(3)
     Jorge E. Ordonez C.                          4,000(3)
     Paul A. Redmond                              1,704(3)
     John P. Stilwell                            53,955(1)
     David F. Wolfe                              12,050(1)
     Michael B. White                            54,518(1)

     All directors and executive officers
     as a group (17 persons)                    814,903(2)

          1. Includes the following number of shares of Common Stock issuable upon the exercise by the following individuals of currently exercisable options: Mr. Brown, 219,600; Mr. Booth, 44,800; Mr.
          Childress, 58,700; Mr. Kauffman, 53,000; Mr. Langstaff, 44,000; Mr. Johnson, 44,600; Mr. Stilwell, 51,600; Mr. Wolfe, 12,000; and Mr. White, 53,900.
          2. Includes 359,100 shares issuable upon the exercise of currently exercisable options.
          3. Includes the following number of shares credited to each nonemployee director, all of which are held in trust pursuant to the Corporation's Stock Plan for Nonemployee Directors: Mr. Clute, 4,000; Mr. Coors, 4,000; Mr. Crumley, 3,539; Mr. Erdahl, 4,000; Mr. McAlpine, 4,000; Mr. O'Neil, 3,000; Mr. Ordonez, 4,000; and Mr. Redmond, 1,404.
          Each director disclaims beneficial ownership of all shares held in trust under the stock plan. See Compensation of Directors.
          4. Includes the following number of shares credited to each officer under the company's amended Executive Compensation Plan, all of which are held in trust pursuant to the plan: Arthur Brown 132,290. Each officer disclaims beneficial ownership of all shares held in trust under the Executive Deferred Compensation Plan.

                              APPROVAL OF AUDITORS

      PricewaterhouseCoopers LLP, independent public accountants, has been selected by the Board of Directors as independent auditors for the Corporation for the fiscal year ending December 31, 1999, subject to approval by the shareholders. PricewaterhouseCoopers LLP, or its predecessor firm, has served as independent auditors for the Corporation since 1964. This firm is experienced in the field of mining accounting and is well qualified to act in the capacity of auditors. The selection of this firm was recommended to the Board of Directors by its Audit Committee, composed of Messrs. Erdahl, McAlpine, O'Neil and Ordonez, none of whom is an officer or employee of the Corporation. A representative of PricewaterhouseCoopers LLP is expected to be present if the representative so desires at the Annual Meeting to make a statement if the representative so desires and to be available to respond to any questions from shareholders.

     The Board of Directors recommends a vote FOR approval of the selection of PricewaterhouseCoopers LLP as the Corporation's independent auditors for 1999.

                     PROVISIONS OF THE CORPORATION'S BY-LAWS
              WITH RESPECT TO SHAREHOLDER PROPOSALS AND NOMINATIONS
                            FOR ELECTION AS DIRECTORS

     The Corporation's By-Laws establish procedures governing the eligibility of nominees for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders at an Annual Meeting. For nominations or other business to be properly brought before an Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than120 days prior to the first anniversary of the preceding year's Annual Meeting; provided however, that in the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Adjournment of a meeting shall not commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act as amended and Rule 14a-11 thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, who has not otherwise complied with the rules and regulations under the Exchange Act for the inclusion of a shareholder proposal in the Corporation's proxy materials, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in the By-Laws and, if any proposed nomination or business is not in compliance with the By-Laws, to declare that such defective proposal shall be disregarded. The Corporation will comply with Rule 14a-8 of the Exchange Act with respect to any proposal that meets its requirements.

         SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    The Corporation will review shareholder proposals intended to be included in the Corporation's proxy materials for the 2000 Annual Meeting of Shareholders which are received by the Corporation at its principal executive offices no later than November 30, 1999, subject to the By-Law provision discussed above. Such proposals must be submitted in writing and should be sent to the attention of the Secretary of the Corporation.

                         ANNUAL REPORT

     The Corporation's Annual Report to Shareholders, including financial statements, for the year ended December 31, 1998 (the "Annual Report"), is being mailed to shareholders with this Proxy Statement. In addition, a shareholder of record may obtain a copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "Form 10-K"), without cost, upon written request to the Secretary of the Corporation. The Annual Report and the Form 10-K are not part of the proxy solicitation materials for the Annual Meeting.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. However, should other business properly be brought before the Annual Meeting, the Proxies will be voted thereon in the discretion of the persons acting thereunder.

                                 By Order of the Board of Directors

                                 Michael B. White
                                 Secretary

March 29, 1999


PROXY SOLICITED ON BEHALF OF      HECLA MINING COMPANY        ANNUAL MEETING OF SHAREHOLDERS
THE BOARD OF DIRECTORS            6500 Mineral Drive                      May 7, 1999
                             Coeur d'Alene, Idaho 83815-8788


                THE  BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION  OF
THE NOMINEES
                          FOR DIRECTOR LISTED IN ITEM 1 AND "FOR" PROPOSAL 2.

      The  undersigned,  revoking any previous proxies, hereby  appoints  ARTHUR
BROWN and MICHAEL B. WHITE, and each of them, proxies of the undersigned, with full power of substitution, to attend the Corporation's Annual Meeting of Shareholders on May 7, 1999, and any adjournments or postponements thereof, and there to vote the undersigned's shares on the following matters as described in the Board of Directors Proxy Statement for such Meeting, a copy of which has been received by the undersigned.

1.   ELECTION OF DIRECTORS  / /  FOR all nominees listed at right     / /  WITHHOLD AUTHORITY
 / /  (except as marked to the contrary below) / /  to vote for all nominees listed at right

            Leland O. Erdahl    Thomas J. O'Neil     Paul A. Redmond

     (INSTRUCTION:   To  withhold authority to vote for any individual  nominee, put a line through that nominee's name.)

2.    PROPOSAL  to  approve  the  selection  of  PricewaterhouseCoopers  LLP  as independent auditors of the Corporation for the fiscal year ending December  31, 1999.

     / /   FOR                  / /   AGAINST               / /   ABSTAIN


3. In their discretion on all other business that may properly come before the meeting or any adjournment or adjournments thereof.



































      This proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR the election of the three nominees for Directors and FOR the adoption of Proposal 2.

DATE                         , 1999             Signature
     ------------------------                            ------------------------------------


PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE
PROXY CARD USING THE ENCLOSED ENVELOPE.         Signature
                                                         ------------------------------------


                                              The  proxy must be  signed exactly as your name
                                              or names  appear on  this card.      Executors,
                                              administrators, trustees, partners, etc. should
                                              give  full  title as  such.  If the signer is a
                                              corporation, please sign full corporate name by
                                              duly  authorized officer(s), who should specify
                                              the title(s) of such officer(s).
